NEWS RELEASE

FOR IMMEDIATE RELEASE

January 20, 2023

CAPITOL FEDERAL FINANCIAL, INC.® ANNOUNCES
ANNUAL MEETING PRESENTATION AVAILABLE ON WEBSITE

Topeka, KS - Capitol Federal Financial, Inc. (NASDAQ: CFFN) (the "Company") will have available on its website at https://ir.capfed.com/news-market-data/presentations/default.aspx, at 10:00 a.m. central time on January 24, 2023, the slide presentation for its annual meeting of stockholders being held at that same time.

Capitol Federal Financial, Inc. is the holding company for Capitol Federal Savings Bank (the "Bank"). The Bank has 54 branch locations in Kansas and Missouri, and is one of the largest residential lenders in the State of Kansas. News and other information about the Company can be found at the Bank's website, http://www.capfed.com.

Except for the historical information contained in this press release, the matters discussed herein may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions. The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties, including: potential adverse impacts of the ongoing COVID-19 pandemic and any governmental or societal responses thereto on economic conditions in the Company's local market areas and other areas where the Bank has lending relationships, on other aspects of the Company's business operations and on financial markets; changes in policies or the application or interpretation of laws and regulations by regulatory agencies and tax authorities; other governmental initiatives affecting the financial services industry; changes in accounting principles, policies or guidelines; fluctuations in interest rates and the effects of inflation or a potential recession; demand for loans in the Company's and its correspondent banks' market areas; the future earnings and capital levels of the Bank, which could affect the ability of the Company to pay dividends in accordance with its dividend policies; competition; and other risks detailed from time to time in documents filed or furnished by the Company with the Securities and Exchange Commission. Actual results may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:
Kent Townsend	Investor Relations
Executive Vice President,	(785) 270-6055
Chief Financial Officer and Treasurer	investorrelations@capfed.com
(785) 231-6360
ktownsend@capfed.com